FORM 11-K
                             DECEMBER 31, 1994

                               EXHIBIT INDEX


     Exhibit                                                        Page

Exhibit 99(i)    Financial Statements to Form 11-K of
                 Dominion Resources, Inc. Employee Savings
                 Plan (Filed in paper format)
Exhibit 99(ii)   Independent Auditor's Consent
                 (Filed electronically herewith)
Exhibit 99(iii)  Financial Statements to Form 11-K of
                 Virginia Power Hourly Employee Savings
                 Plan (Filed in paper format)
Exhibit 99(iv)   Independent Auditor's Consent
                 (filed electronically herewith)

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